UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 28, 2008
(Date of earliest event reported)

THE YORK WATER COMPANY
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-690	23-1242500
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

130 EAST MARKET STREET YORK, PENNSYLVANIA	17401
(Address of principal executive offices)	(Zip Code)

(717) 845-3601
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE YORK WATER COMPANY

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At its regularly scheduled meeting on January 28, 2008, the Board of Directors (the “Board”) of The York Water Company (the “Company”), acting pursuant to authority granted in Section 3.03 if the Company’s Bylaws, increased the number of directors of the Company to ten, and appointed Mr. Jeffrey R. Hines to fill the vacancy created thereby.  Mr. Hines, currently the Chief Operating Officer of the Company, has been selected as President and Chief Executive Officer effective March 1, 2008.  Mr. Hines was appointed to a class of directors with terms expiring at the 2009 Annual Meeting of Shareholders.  Mr. Hines was also appointed to serve on the Executive Committee.  There is no arrangement or understanding between Mr. Hines and any other persons pursuant to which he was elected to the Board.

THE YORK WATER COMPANY

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE YORK WATER COMPANY

Date: January 28, 2008	By:	/s/Jeffrey S. Osman
Jeffrey S. Osman
President and Chief Executive Officer